UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2024, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”) and its subsidiaries HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), HOF Village Retail I, LLC, a Delaware limited liability company (“Retail I”), and HOF Village Retail II, LLC, a Delaware limited liability company (“Retail II,” and collectively with the Company, Newco, and Retail I, the “Borrowers”), entered into the Note and Security Agreement (“Note & Security Agreement”) with CH Capital Lending, LLC, a Delaware limited liability company (“Lender” or “CHCL”). CHCL is an affiliate of Stuart Lichter, a director of the Company. Mr. Lichter, together with affiliates including CHCL, beneficially owns over 70% of the outstanding common stock of the Company, including shares underlying convertible or exercisable securities that are out-of-the-money.

Pursuant to the Note & Security Agreement, Borrowers may borrow up to $2,000,000 (“Facility Amount”) for general corporate purposes. The loan accrues interest at the rate of twelve percent (12%) per annum. Upon an event of default, the interest rate may increase to seventeen percent (17%) per annum on the outstanding balance at the time of default. Interest is paid-in-kind monthly by adding any accrued and unpaid interest to the unpaid principal balance of the Note & Security Agreement (which added amounts shall thereafter be deemed principal for all purposes thereunder). The loan will mature on the earliest to occur of (i) closing of a take private transaction through a to-be-formed affiliate entity controlled by IRG Canton Village Member, LLC (“Buyer”); (ii) March 31, 2025; or (iii) the occurrence of certain events of default. The principal balance of each loan shall be due and payable in full on the termination date (the earlier to occur of the maturity date or acceleration) together with accrued and unpaid interest. All interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year, which results in more interest charged than if interest were calculated based on a 365-day year.

As security for all loans by Lender to Borrowers, each Borrower grants to Lender a continuing security interest in all of such Borrower’s right, title and interest in the following property, whether now or hereafter acquired: (a) collateral under and as defined in the Term Loan Agreement, dated December 1, 2020, among the Company and CHCL, as administrative agent and as modified from time to time; (b) all cash received by any Borrower from Instabet, Inc, a Delaware corporation now known as BETR Holdings, Inc. (“BETR”) and its affiliates pursuant to any of Borrower’s equity interest in any revenue sharing agreement and any other agreements with BETR; (c) any warrant to purchase Class A Common Stock of BETR owned by any Borrower; (d) all revenue received by any Borrower from certain retail tenants in the Fan Engagement Zone; (e) all funds received by any Borrower from a to be negotiated sponsorship agreement with a local non-profit organization; (f) all accounts, chattel paper, instruments, documents, general intangibles, investment property, deposit accounts, securities, bank accounts, deposits and cash consisting of, in any way arising out of, or otherwise related to any property described in (a) through (e); and (g) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of each Borrower’s books and records relating to any of the foregoing.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: November 20, 2024

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